UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2014

DMH INTERNATIONAL, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	333-169887	27-2689205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12502 West Atlantic Blvd. Coral Springs, FL	33071
(Address of Principal Executive Offices)	(Zip Code)

(954) 509-0911

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant, DMH International, Inc., is hereafter referred to as “we”, “us” or “our”.

ITEM 1.01     Entry into a Material Definitive Agreement

Background

Prior to the July 22, 2014 Agreement and Plan of Merger described below (“the Agreement”), we had announced a letter of intent to acquire Virtual Physician's Network (VPN). The Agreement described below reflects our acquisition of VPN that has resulted in 100% ownership of VPN as our wholly owned subsidiary (the “Merger”).

The Agreement

On July 22, 2014, we completed the Agreement by and among us, DMH Acquisition Subsidiary, Inc., a Florida corporation (referred to in the Agreement and herein as “the Acquisition”). The Agreement provides that: (a) the Acquisition will be merged into Virtual Physician's Network, at which time Virtual Physician's Network's corporate existence will continue unaffected and unimpaired by the Merger, the separate existence of the Acquisition will cease, and Virtual Physician's Network will be the Surviving Corporation; (b) Articles of Merger reflecting the merger described in (a) will be filed with the Florida Secretary of State ; (c) the Merger is effective on the date that the Articles of Merger are filed with the Florida Secretary of State (“the Effective Date”); (d) at the Effective Date, Virtual Physician's Network's Articles of Incorporation and Bylaws will be the Articles of Incorporation and Bylaws of the Surviving corporation [Virtual Physician's Network]; (e) the members of the Board of Directors of Virtual Physician's Network and its officers immediately prior to the Effective Date will resign and the members of the Board of Directors of DMH International, Inc. will act as the new Board of Directors of Virtual Physician's Network; (f) at the Effective Date, all of the issued and outstanding shares of the capital stock of the Acquisition and Virtual Physician's Network will, by reason of the Merger, be converted as follows: (i) each share of the common stock of Acquisition will be converted into one (1) share of Virtual Physician's Network’s common stock; and (ii) each share of Virtual Physician's Network's common stock will be converted into 0.566 shares of our preferred stock, provided that in no event will the number of our shares of preferred stock issued in connection with the transactions exceed ten million (10,000,000) shares; (g) Each share of our preferred stock will have the voting rights of 20 (twenty) shares of our common stock.

Additionally, the Agreement provides that we appoint George England to our Board of Directors, whom we did so appoint on July 22, 2014 (See Item 5.02 below).

The Shareholders of VPN were all accredited investors. The offering of the Company's preferred stock was made pursuant to an exemption from registration under the Securities Act of 1933 Section 4(a)(2) and Regulation D.

In the Agreement, the parties make certain representations and warranties and agree to certain covenants that are customary for similar transactions.

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

Effective July 22, 2014, we acquired all of the outstanding shares of Virtual Physician's Network. We filed Articles of Merger with the State of Florida on July 22, 2014, at which time Virtual Physician's Network was merged into us and became our wholly owned subsidiary.

Item 5.02     Departure of Directors or Principal Officers; election of Directors; Appointment of Principal Officers

(d) Appointment of Directors

On July 22, 2014, our Board of Directors appointed George England as a member of our Board of Directors. The appointment was made in connection with the Agreement described above in Item 1.01. At this time, a determination has not been made regarding the Board committees on which the new director may serve, if any. The addition of George England to our Board of Directors brings our current membership to three (3) directors.

George England

George England has over 26 years of experience as a healthcare entrepreneur and executive. He has served as the President and COO of Virtual Physician’s Network, Inc. since 2011. From 2009 until 2011, Mr. England served as Sales Director Southeast for Nuvasive, a medical device company then Operations Manager of Integrity Medical, Nuvasive's largest distributor. From 2007 to 2009, Mr. England served as V.P. of Sales for Surgical Outcome Support, a web-based healthcare clinical outcomes solution. In 2002 Mr. England founded and was President of United Surgical Consultants, a company specializing in the business development of medical practices and ancillary service models. Previously, Mr. England has worked with industry leaders such as Synthes, K2M and Osteotech. Mr. England has also consulted on the design of medical devices and medical instruments with several national healthcare companies and has an issued patent (US 8,728,163) on an artificial disc replacement device.  Mr. England has also authored a multi-center, randomized clinical trial protocol approved by NEIRB (New England Internal Review Board) to study the efficacy and effectiveness of a dietary supplement for the spine, which included 100 patients and yielded positive results. In 1985, Mr. England graduated with BA degree from High Point University in North Carolina.

ITEM 9.01     Financial Statements and Exhibits

(a) Financial statements of business acquired

In accordance with the requirements of Item 9.01(a)(4), we will file by amendment to this Form 8-K not later than seventy-one (71) calendar days after the date of this initial report on Form 8-K, Virtual Physician's Network's financial statements that conform to the requirements of Regulation S-X as provided for in Item 9.01.

(d) Exhibits.

As noted below, we have attached hereto: (a) Exhibit 10.01 - Agreement and Plan of Merger; and (b) Exhibit 99.1, a press release regarding the matters contained in this Form 8-K that we intend to release to the public after this Form 8-K is filed with the Securities and Exchange Commission.

Exhibit Number	Description
2.1	Articles of Merger
3.1	Certificate of Designation
10.1	Agreement and Plan of Merger
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2014

DMK INTERNATIONAL, INC.

By:  /s/ Rik J. Deitsch

Rik J. Deitsch

President